Exhibit 10.14

SECOND AMENDMENT TO OPTION AGREEMENT

THIS SECOND AMENDMENT TO OPTION AGREEMENT (this “Second Amendment”) is entered into effective as of the 7/1/20202 day of June, 2020 (the “Second Amendment Effective Date”), by and between Tar Sands Holdings II, LLC, a Utah limited liability company (“Tar Sands”) and Vivakor, Inc., a Nevada corporation (“Vivakor”). Tar Sands and Vivakor may be referred to herein individually as a “Party” and collectively as “Parties”.

RECITALS

A.             The Parties entered into that certain Option Agreement dated July 9, 2019 (the “Option Agreement”), by which Tar Sands granted Vivakor an Option to purchase the Property, the Permits, and the Assets, as those terms are defined in the Option Agreement, subject to the terms and conditions contained in the Option Agreement.

B.              The Parties entered into that certain First Amendment to Option Agreement dated September 3, 2019 (the “First Amendment”).

C.              The Parties now desire to further amend the Option Agreement as provided for herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              Recitals; Defined Terms. The Recitals above are hereby incorporated herein by reference. Any capitalized term used but not otherwise defined herein shall have the meaning given to such term in the Option Agreement.

2.              Amendment to Section 4. Section 4 of the Option Agreement shall be amended by deleting Section 4 in its entirety and inserting the following in lieu thereof:

4.      Extension Options. Provided that Optionee is not then in material default under this Agreement, Optionee shall have the right to extend the Option Term for two (2) successive periods of ninety (90) days each (each an “Extension” or, collectively, the “Extensions”) by providing written notice to Optionor of Optionee’s intention to extend the term of the Option. Provided that Optionee timely exercises the applicable Extension, Optionee’s exercise of such Extension shall expressly NOT constitute an Optionee Default.

3.              Extension Notice. The Parties agree that this Section 3 of this Second Amendment shall serve as Optionee’s written notice to Optionor that Optionee intends to extend the term of the Option for two (2) successive periods of ninety (90) days each and, pursuant to the amendment to the Option Agreement provided in Section 2 of this Second Amendment, Optionor will not be required to pay a fee to extend the Option.

4.              Full Force; Conflict. Except as amended and revised by this Second Amendment and the First Amendment, all terms and conditions in the Option Agreement remain unchanged and in full force and effect. In the event of any conflict between the terms of this Second Amendment and the Option Agreement, this Second Amendment shall control.

5.              Counterparts. This Second Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. A copy of this Second Amendment executed by the Parties, whether in electronic or paper form and whether transmitted by email, fax, mail, or otherwise, shall have the same effect as an original.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the Second Amendment Effective Date hereof.

Tar Sands: Tar Sands Holdings II, LLC, a Utah limited liability company By: /s/ Kevin Baugh Name: Kevin Baugh Title: Manager	Vivakor: Vivakor, Inc., a Nevada corporation By: /s/ Matthew Nicosia Name: Matthew Nicosia Title: Chief Executive Officer

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